As filed with the Securities and Exchange Commission on March 12, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALAMO GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1698480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, TX 78155
(830) 379-1480
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Donald C. Duncan
Vice President and General Counsel
Alamo Group Inc.
1627 E. Walnut
Seguin, TX 78155
(830) 379-1480
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Michael T. Kohler
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.10 per share	4,532,300	$26.44	$119,834,012	$13,732.98

(1)	There are being registered such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)
Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on March 8, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders  may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2012

PROSPECTUS

4,532,300 Shares of Common Stock

Alamo Group Inc.
Common Stock

This prospectus relates to the offer and sale from time to time of up to 4,532,300 shares of Alamo Group Inc. common stock by the selling stockholders identified in this prospectus or in supplements to this prospectus.  This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares.  We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus or any prospectus supplement.  The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares of our common stock or in negotiated transactions.  We are filing the registration statement pursuant to contractual obligations that exist with the selling stockholders.

Our common stock is listed on the NYSE under the symbol “ALG.”  On March 9, 2012, the last reported sale price of our common stock on the NYSE was $27.17 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

The date of this prospectus is          , 2012.

We have not, and the selling stockholders have not, authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.  Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE COMPANY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
MARKET AND INDUSTRY DATA	3
USE OF PROCEEDS	3
DIVIDEND POLICY	3
SELLING STOCKHOLDERS	3
MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS	4
DESCRIPTION OF CAPITAL STOCK	5
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
WHERE YOU CAN FIND MORE INFORMATION	10

The distribution of this prospectus and any applicable prospectus supplement may be restricted by law in certain jurisdictions.  You should inform yourself about, and observe, any of these restrictions.  This prospectus and any applicable prospectus supplement does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Alamo Industrial®, Terrain King®, Tiger™, Gradall®, VacAll™, Schwarze®, Nite-Hawk™, Henke®, Tenco®, Bush Hog®, Rhino®, Earthmaster®, M&W®, SMC™, Herschel™, Valu-Bilt®, Fuerst®, Schulte®, McConnel®, Bomford®, Spearhead™, Twose™, SMA®, Forges Gorce™, Faucheux™, Rousseau™ and Rivard® , among others, are trademarks of Alamo Group Inc.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, the selling stockholders may offer and sell, from time to time, up to 4,532,300 shares of our common stock, in one or more offerings and at prices and on terms that they determine at the time of the offering.  This prospectus provides you with a general description of the common stock that the selling stockholders may offer in the future.  You should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.  Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus.  Statements contained or deemed to be incorporated by reference in this prospectus or any prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference.  Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “the Company,” “the registrant” and “Alamo Group” refer to Alamo Group Inc. and its direct and indirect subsidiaries on a consolidated basis, and the terms “selling stockholder” or “selling stockholders” refer to Capital Southwest Venture Corporation, Capital Southwest Corporation or Duroc LLC.

THE COMPANY

We are a global leader in the design and manufacture of high quality agricultural equipment and infrastructure maintenance equipment for governmental and industrial use.  Our products include tractor-mounted mowing and other vegetation maintenance equipment, street sweepers, excavators, vacuum trucks, snow removal equipment, pothole patchers, zero turn radius mowers, agricultural implements and related aftermarket parts and services.  We emphasize high quality, cost-effective products for our customers and strive to develop and market innovative products while constantly monitoring and seeking to contain our manufacturing and overhead costs.  We have a long-standing strategy of supplementing our internal growth through acquisitions of businesses or product lines that currently complement, command, or have the potential to achieve a meaningful share of our niche markets.  We have approximately 2,500 employees and operate a total of eighteen plants in North America, Europe and Australia.  We sell our products primarily through a network of independent dealers and distributors to governmental end-users, related independent contractors, as well as to the agricultural and commercial turf markets.  We operate primarily in the United States, England, France, Canada and Australia.

The predecessor corporation to Alamo Group Inc. was incorporated in the State of Texas in 1969, as a successor to a business that began selling mowing equipment in 1955, and Alamo Group Inc. was reincorporated in the State of Delaware in 1987. Our principal executive office is located at 1627 E. Walnut Street, Seguin, Texas, 78155, and our telephone number is (830) 379-1480. Our website address is www.alamo-group.com.  Information on, or accessible through, our website is not a part of this prospectus or any applicable prospectus supplement and is not incorporated by reference in this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K, filed with the SEC and incorporated herein by reference.  You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein.  You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition, forward-looking statements may be made orally or in press releases, conferences, reports or otherwise, in the future by or on behalf of the Company.  Statements that are not historical are forward-looking.  When used by us or on our behalf, the words “expect,” “will,” “estimate,” “believe,” “intend,” “could,” “should,” “anticipate,” “project,” “forecast,” “plan,” “may” and similar expressions generally identify forward-looking statements made by us or on our behalf.  Forward-looking statements involve risks and uncertainties.  These uncertainties include factors that affect all businesses operating in a global market, as well as matters specific to the Company and the markets we serve.  Certain particular risks and uncertainties that continually face us include the following:

•	budget constraints and revenue shortfalls which could affect the purchases of our type of equipment by governmental customers and related contractors in both domestic and international markets;

•	market acceptance of new and existing products;

•	our ability to maintain good relations with our employees;

•	our ability to hire and retain quality employees;

•	changes in the prices of agricultural commodities, which could affect our customers’ income levels; and

•	impairment in the carrying value of goodwill.

In addition, we are subject to risks and uncertainties facing the industry in general, including the following:

•	impact of tighter credit markets on the Company, its dealers and end-users;

•	changes in business and political conditions and the economy in general in both domestic and international markets;

•	increase in unfunded pension plan liability due to financial market deterioration;

•	price and availability of critical raw materials, particularly steel and steel products;

•	increased competition;

•	our ability to develop and manufacture new and existing products profitably;

•	adverse weather conditions such as droughts, floods, snowstorms, etc., which can affect the buying patterns of our customers and related contractors;

•	increased costs of complying with new regulations;

•	the potential effects on the buying habits of our customers due to animal disease outbreaks;

•	adverse market conditions and credit constraints which could affect our customers and end-users, such as cutbacks on dealer stocking levels;

•	changes in market demand;

•	financial market changes including changes in interest rates and fluctuations in foreign exchange rates;

•	the inability of our suppliers, customers, creditors, public utility providers and financial service organizations to deliver or provide their products or services to us;

•	abnormal seasonal factors in our industry;

•	unforeseen litigation;

•	changes in domestic and foreign governmental policies and laws, including increased levels of government regulation and changes in agricultural policies;

•	government actions, including budget levels, regulations and legislation, relating to the environment, commerce, infrastructure spending, health and safety; and

•	amount of farm subsidies and farm payments.

We wish to caution readers not to place undue reliance on any forward-looking statement and to recognize that the statements are not predictions of actual future results.  Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above and under “Risk Factors” in this prospectus and any applicable prospectus supplement, as well as others not now anticipated.  The foregoing statements are not exclusive and further information concerning us and our businesses, including factors that could potentially materially affect our financial results, may emerge from time to time.  It is not possible for management to predict all risk factors or to assess the impact of such risk factors on the Company’s businesses.

MARKET AND INDUSTRY DATA

Certain market and industry data included or incorporated by reference in this prospectus has been obtained from third party sources that we believe to be reliable.  We have not independently verified such third party information and cannot assure you of its accuracy or completeness.  While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from any sales of shares of our common stock from time to time by any selling stockholder named in this prospectus or in a prospectus supplement. The proceeds from the offering are solely for the account of the selling stockholders.  We have agreed, however, to pay certain expenses relating to the registration of the shares of common stock under applicable securities laws.

DIVIDEND POLICY

We have paid quarterly dividends of $0.06 since the third quarter of 1999.  We expect to continue our policy of paying regular cash dividends, but only if and to the extent dividends are declared by our Board of Directors and permitted by applicable law and by the terms of our amended and restated revolving credit facility.  The declaration and payment of dividends are not cumulative and will depend upon our future earnings, capital requirements, financial condition, future prospects, and other factors deemed relevant by our Board of Directors, and is restricted by the terms of our amended and restated revolving credit facility.  Dividend payments are not guaranteed, and our Board of Directors may decide, in its absolute discretion, not to pay dividends.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement the shares to which this prospectus relates.  The selling stockholders may sell all, a portion or none of their shares at any time.  The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

	Beneficial Ownership Prior to Resale Offering (1)		Maximum Number of Shares that May Be Sold Under This Prospectus	Shares Owned After the Completion of the Offering(s)Under This Prospectus
Selling Shareholder	Shares of Common Stock	Percentage of Common Stock		Shares of Common Stock	Percentage of Common Stock

Capital Southwest Corporation (2)	2,832,300	23.85%	2,832,300	0	0%

Duroc LLC (3)	1,700,000	14.32%	1,700,000	0	0%

(1)      Based on 11,874,779 shares of our common stock outstanding as of March 12, 2012, and determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative for any other purpose.

(2)      Includes shares owned by Capital Southwest Corporation (172,300 shares), and its subsidiary Capital Southwest Venture Corporation (2,660,000 shares).  Gary L. Martin, one of our directors, serves as Chairman of the Board, President and CEO of both Capital Southwest Corporation and Capital Southwest Venture Corporation.  See “Material Relationships with Selling Stockholders.”

(3)      Based on Schedule 13D, dated October 29, 2009, by which Duroc LLC and Henry Crown and Company (“HC&Co”) reported that on October 22, 2009, they had shared voting power over 1,700,000 shares, had sole voting power over none of the shares and had shared dispositive powers over 1,700,000 shares.  Duroc LLC and HC&Co have beneficial ownership in 1,700,000 shares as of October 22, 2009.

MATERIAL RELATIONSHIPS WITH SELLING STOCKHOLDERS

Board of Directors

Gary L. Martin, Chairman of the Board, President and CEO of both Capital Southwest Venture Corporation and Capital Southwest Corporation, also serves as a director of the Company.  He has shared voting and investment power with respect to the shares of the Common Stock owned by Capital Southwest Venture Corporation and Capital Southwest Corporation, and he also has in his name 7,200 shares available for exercise under non-qualified stock options.

We entered into an Investor Rights Agreement, dated as of October 22, 2009, or the “Investor Rights Agreement,” with Duroc LLC (formerly known as “Bush Hog, LLC”), pursuant to which Duroc LLC has the right for a period of three years from the date of that agreement to nominate a director to our Board of Directors, or if no nomination is sought, name a non-voting board observer.  Duroc LLC has appointed a non-voting board observer who, among other rights and with certain restrictions, is entitled to attend all meetings of our Board of Directors as an observer.

Registration Rights

The shares of common stock offered by the selling stockholders are being registered in accordance with registration rights granted by us to the selling stockholders.

In accordance with agreements entered into by the predecessor of the Company, Capital Southwest Corporation and Capital Southwest Venture Corporation are entitled to certain rights with respect to the registration of the common stock owned by them under the Securities Act.  Subject to certain limitations and conditions, the terms of such agreements require that the Company include shares of the Company’s common stock owned by Capital Southwest Corporation and Capital Southwest Venture Corporation at their request in any registration of securities under the

Securities Act and provides Capital Southwest with certain rights to require the Company at any time to file a registration statement covering such shares common stock under the Securities Act.  Generally, the Company is required to bear the expense of the aforementioned registrations and has agreed to indemnify Capital Southwest Corporation and Capital Southwest Venture Corporation against certain liabilities relating to such registrations.  We are filing this registration statement pursuant to these contractual obligations.

In accordance with the Investor Rights Agreement, the Company has granted Duroc LLC certain rights with respect to the registration of the common stock owned by them under the Securities Act.  At any time beginning two years following the date of the Investor Rights Agreement, Duroc LLC has certain rights to require the Company at any time, subject to certain limitations, to file a registration statement under the Securities Act covering all or part of the shares of our common stock held by them.  Furthermore, if the Company proposes to register any of its securities under the Securities Act, Duroc LLC has the right to request that the Company include in such registration under the Securities Act the shares of common stock owned by Duroc LLC.  Pursuant to the Investor Rights Agreement, , the Company is generally required to bear the expense of the registrations and has agreed to indemnify Duroc LLC against certain liabilities relating to such registrations.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.10 par value, of which 11,874,779 shares (excluding treasury shares) were issued and outstanding as of March 12, 2012.  Such outstanding shares are have been fully paid and are non-assessable.  Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, to receive dividends out of funds legally available for distribution when and if declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of liquidation, dissolution or winding-up of the Company. The common stock is not subject to a sinking fund.  The holders of common stock do not have cumulative voting rights.  Holders of common stock have no conversion, redemption, subscription or preemptive rights and are not subject to further calls or assessments by the Company.

Transfer Agent and Register

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Certain Effects of Authorized but Unissued Stock

The Company has 8,082,621 shares of common stock available for future issuance without stockholder approval under certain circumstances.  These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock of the Company may be to enable the Board of Directors to issue shares to third parties in order to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Anti-Takeover Effects of our Certificate of Incorporation and By-laws

The Company’s Certificate of Incorporation and By-laws contain provisions which may discourage certain types of transactions involving an actual or threatened change of control of the Company. These provisions are designed to make it more difficult to change majority control of the Board of Directors without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal or to an unsolicited proposal to restructure or sell all or part of the Company. The Board of Directors believes that these provisions serve to encourage any person intending to attempt such a takeover to negotiate with the Board of Directors, and that the Board of Directors will therefore be better able to protect the interests of the stockholders. These provisions include the following:

Removal of Directors.  The Company’s Certificate of Incorporation and By-laws provide that a director may be removed from office only for cause, and the By-laws provide further that such removal may be made only upon the vote of the holders of at least two-thirds of the common stock.

Limitations on Calling Special Meetings.  The Company’s By-laws provide that special meetings of stockholders may be called only by the Board of Directors or by the Chairman of the Board, the President or the Secretary at the written request of a majority of the Board of Directors. This provision eliminates the stockholders’ ability under Delaware law to call special meetings.

Stockholder Action.  Stockholders may act only at an annual or special meeting of stockholders and may not act by written consent.

Amendments.  The Company’s Certificate of Incorporation and By-laws state that any amendment to certain provisions, including those provisions regarding the removal of directors and limitations on action by written consent discussed above, be approved by the holders of at least two-thirds of the common stock. This requirement will prevent a stockholder with only a majority of the common stock from avoiding the requirements of the provisions discussed above by simply repealing such provisions.

Limitation of Director Liability.  Our Certificate of Incorporation provides that our directors generally will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties. These provisions would not limit the liability of a director for breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, payment of an unlawful dividend or any unlawful stock purchase or redemption as provided under Section 174 of the Delaware General Corporation Law (the “DGCL”), or any transaction from which the director derived an improper benefit.

Indemnification of Directors and Officers.  Our Certificate of Incorporation and By-laws also provide that we will indemnify our directors and officers to the full extent permitted by Section 145 of the DGCL (or any other provision of Delaware law that may replace it). We carry liability insurance for our officers and directors and have entered into indemnification agreements with them.

It is possible that these provisions will discourage unsolicited tender offers for the Company’s common stock. This could have the incidental effect of inhibiting certain changes in management and may also prevent temporary fluctuations in the market price of the Company’s shares, which often result from actual or rumored takeover attempts. It is also possible that such provisions could make it more difficult to accomplish a transaction favorable to the interests of stockholders but that is opposed by the Board of Directors.

Delaware Anti-Takeover Law

Under Section 203 of the Delaware General Corporation Law (the “Delaware anti-takeover law”), certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by 66⅔% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers, asset sales and other transactions resulting in financial benefit to an “interested stockholder.” The term “interested stockholder” is defined generally as those stockholders who beneficially own (or within three years, did own) 15% or more of a Delaware corporation’s voting stock.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such common stock from time to time after the date of this prospectus.  We will not receive any proceeds from the sale of shares of our common stock from time to time by any selling stockholder pursuant to this prospectus or any applicable prospectus supplement.  The aggregate proceeds received by the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions.  To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

The common stock offered by this prospectus may be sold or otherwise distributed from time to time:

•	directly by the selling stockholders;

•	through agents or underwriters;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.

The distribution of our common stock may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase our common stock may be solicited by agents designated by the selling stockholders from time to time.  Any agent involved in the offer or sale of our common stock will be named, and any commissions payable by the selling stockholders to the agent will be described, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.  Any selling stockholder or its agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Unless otherwise permitted by law, if shares of our common stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

There can be no assurance that any selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot determine whether any such selling stockholder will transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

If the selling stockholders offer and sell our common stock through an underwriter or underwriters, we and the selling stockholders will execute an underwriting agreement with the underwriter or underwriters.  The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our common stock.  If underwriters are used in the sale of any of our common stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and the selling stockholders at the time of sale.  Our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our common stock the underwriters will be obligated to purchase all such securities if any are purchased.

If any underwriters are involved in the offer and sale of our common stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the common stock or other securities of ours.  These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids.  If an underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares of common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of common stock to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases.  As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase common stock on the open market to reduce their short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such common stock as part of the offering.

If a selling stockholder offers and sells our common stock through a dealer, such selling stockholder or an underwriter will sell our common stock to the dealer, as principal.  The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale.  Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our common stock so offered and sold.  The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The selling stockholders may solicit offers to purchase our common stock directly, and the selling stockholders may sell our common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities.  The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities.  The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.  We have agreed to indemnify the selling stockholders against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, us or any of our affiliates or any of the selling stockholders or their respective affiliates in the ordinary course of business.

The selling stockholders may authorize their respective agents or underwriters to solicit offers to purchase our common stock at the public offering price under delayed delivery contracts.  The terms of these delayed delivery contracts, including when payment for and delivery of our common stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement.  The compensation received by underwriters or agents soliciting purchases of our common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of our common stock will be passed upon for us by Sidley Austin llp, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of the Company's internal control over financial reporting have been audited by KPMG LLP, independent registered public accounting firm, as stated in their reports dated March 12, 2012, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents.  Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934  (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) between the date of this prospectus and the date of the closing of each offering, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K.  You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 12, 2012;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2011; and

•	The description of our common stock contained or incorporated by reference in our registration statement on Form 8-A, filed with the SEC on July 10, 1995.

Any statement contained herein or incorporated by reference in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, and, as a result, file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares covered by this prospectus. This prospectus is a part of that registration statement. The registration statement contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. You should refer to the registration statement and its exhibits to read that information.

You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s address is www.sec.gov.

Our filings are available on our investor relations website at www.alamo-group.com. Information contained in or connected to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Alamo Group Inc.
1627 East Walnut
Seguin, Texas 78155
(830) 379-1480
Attn: VP Administration

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee	$13,732.	98
Legal Fees and Expenses	$70,000.	00
Accountants’ Fees and Expenses	$25,000.	00
Printing Expenses	$5,000.	00
Total	$113,732.	98

Item 15.  Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware (DGCL) permits Alamo Group and its stockholders to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duty, either in a suit on behalf of the registrant or in an action by stockholders of the registrant. The certificate of incorporation of the registrant, as amended (the Charter), provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s Charter provides that each person who any time is, or shall have been, a director or officer of the registrant shall be indemnified by the registrant to the full extent permitted by Section 145 of the DGCL, as it may be amended from time to time, or pursuant to any other provision of Delaware law that replaces Section 145. Furthermore, the Bylaws (the Bylaws) of the registrant provide that the registrant shall indemnify its directors, officers, employees and agents with respect to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or contemplated action, suit or proceeding to which such person is or was a party, or is threatened to be made a party, by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with each of its future officers and directors. Pursuant to such indemnification agreements, the registrant has agreed to indemnify its officers and directors against certain liabilities.

In addition, the registrant maintains directors’ and officers’ liability insurance for its officers and directors.

Item 16.  Exhibits and Financial Statement Schedules

(a)  The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
4.1	Certificate of Incorporation of the Company(1)
4.2	Bylaws of the Company(2)
4.3	Form of Common Stock Certificate(1)
5.1	Opinion of Sidley Austin llp
23.1	Consent of KPMG LLP
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (see page II-5)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

(1)	Filed as an exhibit to our Registration Statement on Form S-1, as amended (File No. 33-92986), originally filed with the SEC on June 1, 1995, and incorporated herein by reference.

(2)	Filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008, originally filed with the SEC on March 10, 2009, and incorporated by reference herein.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seguin, State of Texas, on the 12th day of March, 2012.

ALAMO GROUP INC.

By:	/s/ Ronald A. Robinson
Ronald A. Robinson President, Chief Executive Officer and a Director

We, the undersigned officers and directors of Alamo Group Inc., and each of us, do hereby constitute and appoint each and any of Ronald A. Robinson, Dan E. Malone and Richard J. Wehrle, our true and lawful attorneys and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and we hereby ratify and confirm all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ James B. Skaggs	Chairman of the Board of Directors	March 12, 2012
James B. Skaggs

/s/ Ronald A. Robinson	President, Chief Executive Officer and a	March 12, 2012
Ronald A. Robinson	Director (Principal Executive Officer)

/s/ Dan E. Malone	Executive Vice President & Chief Financial	March 12, 2012
Dan E. Malone	Officer (Principal Financial Officer)

/s/ Richard J. Wehrle	Vice President and Corporate Controller	March 12, 2012
Richard J. Wehrle	(Principal Accounting Officer)

/s/ Helen W. Cornell	Director	March 12, 2012
Helen W. Cornell

/s/ Jerry E. Goldress	Director	March 12, 2012
Jerry E. Goldress

/s/ David W. Grzelak	Director	March 12, 2012
David W. Grzelak

/s/ Gary L. Martin	Director	March 12, 2012
Gary L. Martin

/s/ Roderick R. Baty	Director	March 12, 2012
Roderick R. Baty

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
4.1	Certificate of Incorporation of the Company(1)
4.2	Bylaws of the Company(2)
4.3	Form of Common Stock Certificate(1)
5.1	Opinion of Sidley Austin llp
23.1	Consent of KPMG LLP
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (see page II-5)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

(1)	Filed as an exhibit to our Registration Statement on Form S-1, as amended (File No. 33-92986), originally filed with the SEC on June 1, 1995, and incorporated herein by reference.

(2)	Filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008, originally filed with the SEC on March 10, 2009, and incorporated by reference herein.